Exhibit 99.1







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For Release:  Tuesday, April 19, 2005

Contact:  Douglas Stewart, President, CEO
          Debra Geuy, Chief Financial Officer


                 PEOPLES-SIDNEY FINANCIAL CORPORATION ANNOUNCES
                    EARNINGS AND DECLARES INCREASED DIVIDEND

Sidney, OH;  NASD-NMS "PSFC"

Douglas Stewart, President and CEO of Peoples-Sidney Financial Corporation, parent company of Peoples Federal Savings and Loan Association, announced today the Corporation's third quarter and year to date earnings for the fiscal year ending June 30, 2005. Mr. Stewart also announced that the Corporation had declared a cash dividend of $0.15 per share, an increase of one cent per share, or 7.0%.

Net income for the quarter ended March 31, 2005 was $270,000, or $0.20 basic and diluted earnings per share compared to $250,000, or $0.18 basic and diluted earnings per share for the same quarter in 2004. The increase in net income for the current quarter resulted from an increase of $27,000 in net interest income and an $8,000 increase in noninterest income as well as a decrease of $16,000 in noninterest expense. Partially offsetting the increases to net income was an increase of $25,000 in provision for loan losses, which totaled $30,000 for the current quarter.

The Corporation earned net income of $764,000, or $0.56 basic and diluted earnings per share for the nine months ended March 31, 2005. This compares to $736,000, or $0.54 basic and diluted earnings per share for the same nine-month period a year earlier. For the nine-month comparison, the Corporation experienced an increase of $73,000 in net interest income coupled with a decrease of $6,000 in noninterest expense. These increases were partially offset by an increase of $29,000 in the provision for loan losses, bringing the provision for loan losses to $58,000 for the nine-month period and an increase of $20,000 in the loss on sale of real estate owned, bringing the loss on sale of real estate owned to $25,000 for the nine-month period.

While the Corporation has enjoyed increases to net interest income, it has also experienced some increased activity in delinquent and nonperforming loans, which has required increased additions to the provision for loan losses. The increase of $20,000 in the loss on sale of real estate owned during the current nine-month period resulted primarily from the write down and subsequent loss on the sale of one property during the December 2004 quarter.

                                   -Continued-
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For Release:  Tuesday, April 19, 2005

Contact:  Douglas Stewart, President, CEO
          Debra Geuy, Chief Financial Officer


                 PEOPLES-SIDNEY FINANCIAL CORPORATION ANNOUNCES
                    EARNINGS AND DECLARES INCREASED DIVIDEND

The only material changes to the Corporation's balance sheet were the increase in net loans of $5.0 million, and the decrease of cash and cash equivalents of $4.8 million from June 30, 2004 to March 31, 2005.

On April 14, 2005, the Board of Directors declared a dividend of $0.15 per share for record holders as of April 29, 2005. This dividend will be payable on May 13, 2005. At March 31, 2005, the Corporation had 1,432,648 shares outstanding, with assets of $136,000,000 and shareholders' equity of $17,700,000. Shares trade on the NADSAQ market under the symbol "PSFC".

Forward-Looking Statements

This press release contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations, and intentions and other statements contained in this press release that are not historical facts.

When used in this press release, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs, such as "will," "would," "should," "could," or "may," are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements. We do not undertake to update any forward-looking statement that may be made by the Company from time to time.